FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report(Date of earliest event reported) July 25, 2000
                                                        (July 22, 2000)

                       THE NATIONAL SECURITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                      0-18649                          63-1020300
(State or other             (Commission File No.)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

                   661 East Davis Street, Elba, Alabama 36323
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (334) 897-2273

                                 Not Applicable

          (Former name or former address if changed since last report)

                   Total number of pages in this report is 4.

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Item 4.  Changes in Registrant's Certifying Accountant

     On July 22, 2000, upon recommendation of the Audit Committee, the Board of Directors of The National Security Group, Inc. (National Security Group) dismissed Dudley, Hopton-Jones, Sims and Freeman as its principal accountants.

     The reports of Dudley, Hopton-Jones, Sims and Freeman, issued on the financial statements of National Security Group for either of the two most recent fiscal years, did not contain any adverse opinion or disclaimer of opinion. Such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During such years and during the period between December 31, 1999 and the date of their dismissal, including a review of interim period financial statements for the period March 31, 2000, there was no disagreement between Dudley, Hopton-Jones, Sims and Freeman and The National Security Group on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the safisfaction of Dudley, Hopton-Jones, Sims and Freeman, would have caused that firm to make reference to the subject matter of such disagreement in connection with its report on the Company's financial statements.

     Also, on July 22, 2000, upon recommendation of the Audit Committee, the Board of Directors of The National Security Group engaged Barfield, Murphy, Shank and Smith, PC as the Company's new principal accountants.

Item 7.  Financial Statements and Exhibits

Exhibit No.                  Exhibit

    16                       Letter regarding change in certifying accountant.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          The National Security Group, Inc.

Dated:  July 27, 2000                     By:  /s/ Mickey L Murdock
                                              -----------------------------
                                               Mickey L Murdock
                                               Sr. Vice President
                                               Chief Financial Officer